CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of LightPath Technologies, Inc. for the registration of 829,490 shares of its common stock and to the incorporation by reference therein of our report dated April 26, 2000, with respect to the financial statements of GELTECH, Inc. included in the Current Report on Form 8-K/A-1 of LightPath Technologies, Inc. dated October 11, 2000, filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP

Orlando, Florida
October 12, 2000